                                                                    EXHIBIT 1.01


                                                                      DL&A Draft
                                                                         4/11/97



                                1,322,500 Shares

                            Strayer Education, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  April __, 1997


SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED
As Representatives of the Several Underwriters
c/o SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

         Strayer Education, Inc., a Maryland corporation (the "Company"), proposes to issue and sell an aggregate of 600,000 shares of its common stock, $0.01 par value per share, to the several Underwriters named in Schedule II hereto (the "Underwriters") and the persons named in Schedule I hereto (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 550,000 shares of common stock of the Company. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers". The Company's common stock, $0.01 par value, is hereinafter referred to as the "Common Stock" and the 600,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 550,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 172,500 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

         The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement (No. 333-23601) on Form S-1 under the Act (the "Registration Statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per Share (the "Purchase Price Per Share"), the number of Firm Shares which bears the same proportion to the





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aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder at the Purchase Price Per Share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in
Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company at the Purchase Price Per Share, pursuant to an option (the "over-allotment option"), up to an aggregate of 172,500 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The over-allotment option may be exercised as to all or any part of the Additional Shares at any time and from time to time prior to the Closing Date, but on only one (1) occasion after the Closing Date, upon written notice given as provided below at any time prior to 9:00 p.m., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). Smith Barney Inc. may exercise the over-allotment option by giving written notice of such exercise to the Company by facsimile at (202) 289-1820 or to the address specified in Section 15 hereof, setting forth the number of Additional Shares as to which the several Underwriters are exercising the option and the time and date for delivery of and payment for such Additional Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may





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
determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Certificates in transferable form for the Shares which each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with ______________ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing Ron K. Bailey and Harry T. Wilkins as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.





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         3.        Terms of Public Offering.  The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on __________, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                   (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will





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endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                   (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of the receipt of any comments from the Commission regarding the Registration Statement or of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                   (c) The Company will furnish to you, without charge, [number of managers plus one] signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

                   (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as





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amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                   (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                   (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph
(d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.





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
                   (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or to taxation in any jurisdiction where it is not now so subject.

                   (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Act.

                   (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market, and (ii) from time to time such other information concerning the Company as you may request.

                   (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                   (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance with the description set forth in the Prospectus.

                   (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.





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                   (m)       Except as provided in this Agreement and for the
exercise of options granted under the Company's 1996 Stock Option Plan, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

                   (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you.

                   (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                   (p) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the registration statement.

         6. Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees with the several Underwriters as follows:

                   (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

                   (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters.

                   (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                   (d) Such Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Shares to the Underwriters pursuant to this Agreement, prior to the expiration of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

                   (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                   (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

         7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                   (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                   (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (or, in the case of the Prospectus, in the light of the circumstances under which they were made), except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                   (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                   (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole. The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries (as hereinafter defined).

                   (e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in Exhibit A hereto. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                   (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus, but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                   (g) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation or any Middle States (as hereinafter defined) standard applicable to the Company or any of the Subsidiaries, the violation of which has or would have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries, taken as a whole, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, the violation of which has, or would have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, the default in the performance of which has, or would have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole.

                   (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the agreements entered into by the Company in connection herewith (the "Company Other Agreements") by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (A) requires any consent, approval, authorization or other order of or registration or filing with, Middle States or any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, compliance with the securities or Blue Sky laws of various jurisdictions, such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such as may be required by the Immigration and Naturalization Service of the U.S. Department of Justice, all of which have been effected or obtained prior to the date hereof) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries; (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree of any governmental, regulatory or accrediting agency or body or any court having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, including, without limitation, the HEA (as hereinafter defined) and the regulations promulgated thereunder, except for any such violation that would not, individually or in the aggregate, (I) adversely affect the valid issuance of the Shares, performance under this Agreement or any agreement entered into by the Company or any Subsidiary in connection with the consummation of the transactions contemplated hereby or thereby or (II) have a material adverse effect on the Company and the Subsidiaries taken as a whole, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject; or (C) will require a review or approval of the College's accreditation by Middle States (as hereinafter defined), reauthorization or relicensing of the College by the D.C. Education Licensure Commission, the Virginia State Council of Higher Education or the Maryland Higher Education Commission or recertification of the College by the U.S. Department of Education for participation in Title IV Programs (as hereinafter defined). Neither the issuance and sale of the Shares nor the consummation of the transactions contemplated by this Agreement or the Prospectus will require the Company to file a Form 8-K with the Commission and, therefore, neither the issuance and sale of the Shares nor the consummation of the transactions contemplated by this Agreement or the Prospectus will constitute a "change in ownership resulting in a change of control" of the Company as defined in the HEA and the implementing regulations of the U.S. Department of Education thereunder.

                   (i) The accountants, Coopers & Lybrand L.L.P., who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                   (j) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form with the requirements of the Act and present fairly the consolidated financial position, statements of income and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The pro forma financial data included in the Registration Statement and the Prospectus have been prepared in conformity with the applicable published rules and regulations of the Commission with respect to pro forma financial information; the entries reflected in such pro forma financial data have been properly applied; and the assumptions used in such pro forma financial data are reasonable. All financial statements, together with related schedules and notes, required by the Act to be included in the Registration Statement and the Prospectus have been included therein.

                   (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Company Other Agreements have been duly and validly authorized by the Company, and this Agreement and the Company Other Agreements have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the policies underlying such laws and subject to the qualification that the enforceability of the obligations of the Company hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                   (m) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are not material to the Company and the Subsidiaries taken as a whole and except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                   (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                   (o) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities or accrediting commissions, including, without limitation, all permits, licenses, franchises and authorizations required for participation in Title IV Programs ("permits"), as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries have fulfilled and performed all their respective material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and the Subsidiaries taken as a whole.

                   (p) The Company and the Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (q) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                   (r) The Company and each of the Subsidiaries have filed all tax returns required to be filed, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto. All such tax returns are complete and correct, except where any failure of such tax returns to be complete and correct would not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                   (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

                   (t) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights, if any, described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                   (u) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                   (v) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the

Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (w) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                   (x) The College is (i) accredited by the Commission on Higher Education of the Middle States Association of Colleges and Schools ("Middle States"), (ii) licensed by the D.C. Education Licensure Commission to operate and to grant degrees and diplomas to students at all of its currently operating campuses, licensed by the Virginia State Council of Higher Education to operate and grant degrees and diplomas to students in the Commonwealth of Virginia and licensed by the Maryland Higher Education Commission to operate and to grant degrees and diplomas in the State of Maryland, and (iii) eligible and certified to participate in federal student financial aid programs under Title IV ("Title IV Programs") of the Higher Education Act of 1965, as amended (the "HEA"), in each case subject to the limitations and qualifications set forth in the authorizing documents from Middle States or the applicable agency, as the case may be. None of Middle States, the D.C. Education Licensure Commission, the Virginia State Council of Higher Education or the Maryland Higher Education Commission or the U.S. Department of Education has initiated or, to the knowledge of the Company, threatened proceedings for the suspension, limitation, revocation or termination of such accreditation by Middle States, any such license or approval by such licensing bodies or such certification to participate in Title IV Programs, as the case may be. None of American Student Assistance Corporation, any other student loan guaranty agency that has guaranteed Title IV Program loans for students enrolled at the College, the U.S. Department of Veterans Affairs or the U.S. Immigration and Naturalization Service has initiated or, to the knowledge of the Company, threatened proceedings for the suspension, limitation, revocation or termination of such agency's approval of the College for the purpose of guaranteeing student loans for the College's students or enrolling students.

                   (y) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                   (z) The Company and the Subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any hazardous materials (collectively, "environmental laws"). The term "hazardous materials" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
(ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) and pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other environmental law.

                   (aa) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware that (i) any executive officer, key employee of the Company or any Subsidiary named in the Prospectus or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary, as the case may be, or (ii) any executive officer or other employee of the Company or any Subsidiary named in the Prospectus is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that has been violated or would be violated by the past, present or proposed business activities of the Company or any Subsidiary or of the activities of such officer or employee on behalf of the Company or any Subsidiary. With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or the Subsidiaries, or with respect to which the Company or the Subsidiaries could incur any liability under ERISA (collectively, the "benefit plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or the Subsidiaries could be subject to any liability under the terms of such benefit plan or applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")) that could materially adversely affect the condition (financial or other) business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                   (bb) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary and any third party that would give rise to a valid claim against the Company, any Subsidiary or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

                   (cc) The Company and the Subsidiaries have not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                   (dd) The College duly and properly filed an effective election to be an S corporation under Section 1362 of the Code and the rules and regulations thereunder, effective for its taxable year beginning _____, and such election was in effect, and the College was an S corporation, continuously during the period from ______________ up to and including ____________.

                   (ee) Each student loan in respect of which any receivable is included and identified in "student loans receivable" in the consolidated balance sheets of the Company included in the Registration Statement, the Prepricing Prospectus and the Prospectus or any document or report delivered by the Company hereunder (a) was originated by the Company in the ordinary course of business and is being managed by the Company or Education Loan Processing, Inc., a Virginia corporation, ("ELP"), as the case may be, in accordance with the guidelines therefor of the Company or ELP, as the case may be; (b) was created in compliance with all requirements of any law, ordinance, administrative or governmental rule or regulation or any Middle States standard applicable thereto and applicable to any party thereto; and
(c) all consents, approvals, authorization or other orders of or registrations or filings with, Middle States or any court, regulatory body, administrative agency or other governmental body, agency or official have been duly obtained, effected or given and are in full force and effect as of the date hereof with respect thereto.

         8.        Representations and Warranties of the Selling Stockholders.
Each Selling Stockholder represents and warrants to each Underwriter that:

                   (a) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                   (b) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and, upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

                   (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms.

                   (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

                   (e) The Registration Statement and the Prospectus, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (f) Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (g) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date and any Option Closing Date will be, true and correct.

                   (h) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

         9.        Indemnification and Contribution.

                   (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Selling Stockholder may otherwise have.

                   (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                   (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholder, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

                   (d)       If the indemnification provided for in this
Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                   (e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

                   (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                   (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                   (h) The liability of any Selling Stockholder for indemnification or contribution pursuant to this Section 9 shall be limited to the net proceeds received by such Selling Stockholder from the sale of Shares pursuant to this Agreement.

                   (i) The parties hereto hereby irrevocably consent to the nonexclusive jurisdiction and venue of any Federal court located in the City of New York, State of New York or to the extent such courts are not available due to lack of jurisdiction, any court in the City of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement. The parties hereto hereby waive personal service of any process in connection with any such action or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to such party at such party's address set forth pursuant to Section 15 hereof. In the alternative, service may be effected upon any party in any other form or manner permitted by law.

         10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                   (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                   (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

                   (c) You shall have received on the Closing Date, an opinion of Hogan & Hartson L.L.P., counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                             (i)       The Company is a corporation duly
incorporated and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                             (ii)      Each of the Subsidiaries is a
corporation, which is validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable. There are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of any Subsidiary or any security convertible into or exchangeable or exercisable for capital stock of any Subsidiary;

                             (iii)     The authorized and outstanding capital
stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized and outstanding capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                             (iv)      All the shares of capital stock of the
Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable;

                             (v)       The Shares to be issued and sold to the
Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights arising under the Maryland General Corporation Law or, to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or would entitle any person to acquire any Shares upon the issuance thereof by the Company;

                             (vi)      The form of certificates for the Shares
conforms to the requirements of the Maryland General Corporation Law;

                             (vii)      The Registration Statement and all
post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                             (viii)    The Company has the corporate power and
authority to enter into this Agreement and the Company Other Agreements and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement and the Company Other Agreements have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, are the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                             (ix)      Neither the Company nor any of the
Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

                             (x)       Neither the issuance, offer, sale or
delivery of the Shares, the execution, delivery or performance of this Agreement and the Company Other Agreements, compliance by the Company with the provisions hereof or thereof, nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry (collectively, the "Identified Agreements"), will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any of the Identified Agreements, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties, violates or will violate any regulations (or any law pursuant to which such regulations were promulgated) of the Commission, the U.S. Department of Education, the D.C. Education Licensure Commission, the Virginia State Council of Higher Education, the Maryland Higher Education Commission, the U.S. Department of Veterans Affairs or the Immigration and Naturalization Service of the U.S.

Department of Justice or any judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will require a review or approval of the College's accreditation by Middle States, reauthorization or relicensing of the College by the D.C. Education Licensure Commission, the Virginia State Council of Higher Education or the Maryland Higher Education Commission or recertification of the College by the U.S. Department of Education for participation in Title IV Programs;

                             (xi)      No consent, approval, authorization or
other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company, including, without limitation, the Commission, the U.S. Department of Education, the D.C. Education Licensure Commission, the Virginia State Council of Higher Education, the Maryland Higher Education Commission, the U.S. Department of Veterans Affairs or the Immigration and Naturalization Service of the U.S. Department of Justice (except such as may be required under the Act and the Exchange Act, such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares and such as may be required by the Immigration and Naturalization Service, all of which have been obtained or effected by the Company) for the issuance, offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement and the Company Other Agreements, compliance by the Company with the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby;

                             (xii)     The Registration Statement and the
Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; the statements in the Registration Statement and the Prospectus with respect to written contracts, agreements or other legal documents, to the extent that they involve matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects; and the statements in the Registration Statement and the Prospectus set forth under the captions "Risk Factors - Potential Adverse Effects of Regulation," "Business - Accreditation and Approvals" and "Licensing, Accreditation and Financial Aid Regulation," to the extent that they involve matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

                             (xiii)    To the best knowledge of such counsel
after reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                             (xiv)     To the best knowledge of such counsel
after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

                             (xv)      The statements in the Registration
Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                             (xvi)     This Agreement and the Custody Agreement
have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and, assuming due authorization, execution and delivery by the other parties thereto, are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their respective terms, except as enforcement of rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of each Selling Stockholder's obligations may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                             (xvii)    Strayer College Educational Foundation
("SCEF") is a corporation duly incorporated and validly existing in good standing under the laws of the State of ______ with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties and the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on its condition (financial or otherwise), business properties, net worth or results of operations. SCEF has corporate power and authority to enter into this Agreement and the Custody Agreement and to sell and deliver the Shares to be sold by it to the Underwriters as provided herein and this Agreement and the Custody Agreement have been duly authorized by SCEF;

                             (xviii)   To the best knowledge of such counsel
after reasonable inquiry, each Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Stockholder has agreed to sell pursuant to this Agreement;

                             (xix)     The execution and delivery of this
Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder;

                             (xx)      Upon delivery of the Shares pursuant to
this Agreement and payment therefor as contemplated herein the Underwriters will acquire good and marketable title to the Shares free and clear of any perfected security interest or, to the best knowledge of such counsel after reasonable inquiry, any lien, adverse claim, security interest, equity or other encumbrance;

                             (xxi)     The Company and each of the Subsidiaries
has full corporate power and authority, and all necessary governmental and accreditation authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory and accrediting officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectus;

                             (xxii)    The Company owns all the outstanding
shares of capital stock of each of the Subsidiaries free and clear of any perfected security interest or, to the best knowledge of such counsel after reasonable inquiry, any lien, adverse claim, security interest, equity or other encumbrance;

                             (xxiii)   The Company and the Subsidiaries own all
patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights, if any, described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing;

                             (xxiv)    Except as described in the Prospectus,
there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                             (xxv)     To the best knowledge of such counsel,
after reasonable inquiry, except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                             (xxvi)    The College duly and properly filed an
effective election to be an S corporation under Section 1362 of the Code and the rules and regulations thereunder, effective for its taxable year beginning _____, and such election was in effect, and the College was an S corporation, continuously during the period from ______________ up to and including ____________;

                             (xxvii)   Neither the issuance and sale of the
Shares nor the consummation of the transactions contemplated by this Agreement or the Prospectus requires the Company to file a Form 8-K with the Commission and, therefore, neither the issuance and sale of the Shares nor the consummation of the transactions contemplated by this Agreement or the Prospectus will constitute a "change in ownership resulting in a change of control" of the Company as defined in the HEA and the implementing regulations of the U.S. Department of Education thereunder and will not require a review or approval of the College's accreditation by Middle States, reauthorization or relicensing of the College by the D.C. Education Licensure Commission, the Virginia State Council of Higher Education or the Maryland Higher Education Commission or recertification of the College by the U.S. Department of Education for participation in Title IV Programs; and

                             (xxviii)   Based on such counsel's review of
documents provided by the College, inquiry of officers of the College and review of such matters of law as such counsel considers appropriate:

                                        (A)    Middle States reaffirmed the
College's accreditation to the extent and on the terms and conditions set forth in the Statement of Affiliation Status effective November 30, 1995;

                                        (B)    on March 27, 1997, the D.C.
Education Licensure Commission extended the College's license through March 31, 1998, to operate at those locations and to offer those programs set forth in Resolution No. D-97-07;

                                        (C)    on November 13, 1995, the
Virginia State Council of Higher Education granted the College a term of full approval ending November 30, 1998, to offer certain degree programs at sites in Northern Virginia and Fredericksburg as set forth in that certain letter from Gordon K. Davies to Ron K. Bailey dated November 13, 1995;

                                        (D)    on February 27, 1996, the
Secretary of the Maryland Higher Education Commission advised the College that its application to operate in the State of Maryland as an out-of-state institution was approved on the terms and conditions set forth in that certain letter from Patricia S. Florestano, Ph.D., to Ron K. Bailey dated February 27, 1996;

                                        (E)(1) on or about April 24,
1992, the College submitted to the Department an Application for Institutional Eligibility and Certification noting a change of address for an additional location from 1111 18th Street, N.W., Washington, D.C., to 6830 Laurel Street, N.W., Washington, D.C. 20012;

                                           (2) the Department certified the
College to participate in certain Title IV Programs effective June 15, 1992, as set forth in that certain Program Participation Agreement between the College and the Department executed for the Secretary on June 15, 1992 (the "PPA");

                                           (3) the Department designated as
eligible those locations of the College listed in that certain letter from Carol F. Sperry to Ron Bailey dated June 23, 1992;

                                           (4) on or about June 18, 1993, the
College submitted to the Department an Application for Institutional Participation noting an additional location at 2730 Eisenhower Avenue, Alexandria, Virginia;

                                           (5) on or about April 11, 1995,
the Department issued an addendum to the College's PPA reflecting a change of address for an additional location from 7000 Infantry Ridge Road, Manassas, Virginia 22110, to 9990 Battleview Parkway, Manassas, Virginia 22110;

                                        (6)   on or about January 18, 1996, the
College submitted to the Department an Application for Institutional Participation reflecting a change of address for an additional location from 2853 PS Business Center, Woodbridge, Virginia, to 2755 Horner Road, Woodbridge, Virginia;

                                        (7)   on or about December 18, 1996,
the Department notified the College that its certification to participate in Title IV Programs would expire on March 31, 1997, unless the Department received from the College a materially complete application for recertification on or before that date; and

                                        (8)   on March 14, 1997, the College
submitted an application for recertification to the Department.

Nothing has come to such counsel's attention that would lead such counsel to conclude that since the dates of the actions identified above, Middle States, the D.C. Education Licensure Commission, the Virginia State Council of Higher Education, the Maryland Higher Education Commission or the Department has taken any action to suspend, limit, revoke or terminate the College's accreditation, licenses or certification to participate in the Title IV Programs, as applicable. None of American Student Assistance Corporation, any other student loan guaranty agency that has guaranteed Title IV Program loans for students enrolled at the College, the U.S. Department of Veterans Affairs or the U.S. Immigration and Naturalization Service has initiated or, to the best knowledge of such counsel after reasonable inquiry, threatened proceedings for the suspension, limitation, revocation or termination of such agency's approval of the College for the purpose of guaranteeing student loans for the College's students or enrolling students.

         In addition, such counsel shall state that, although such counsel has not undertaken, except as otherwise indicated in its opinion delivered pursuant to this Section 10(c), to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

         In rendering such statement and its opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by it or the Company as to laws of any jurisdiction other than the United States, the State of New York or the State of Maryland, provided that
(1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in its opinion that it believes that it and the Underwriters are justified in relying thereon.

                   (d) You shall have received on the Closing Date an opinion of Dow, Lohnes & Albertson, PLLC, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in subparagraph (vii), the first clause of subparagraph (xii) and the penultimate paragraph of the foregoing Section 10(c) and such other related matters as you may request.

                   (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Coopers & Lybrand L.L.P., independent certified public accountants, and Wooden & Benson, independent certified public accountants, substantially in the forms heretofore approved by you.

                   (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(f) and in Section 10(g) hereof.

                   (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                   (h) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

                   (i) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                   (j) The Shares shall have been listed or approved for listing upon notice of issuance on the Nasdaq National Market.

                   (k) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

                   (l) No suit, proceeding or other action by Middle States or any governmental or regulatory body (including, without limitation, the U.S. Department of Education, the D.C. Education Licensure Commission, the Virginia State Council of Higher

Education or the Maryland Higher Education Commission) affecting the Company which is material and adverse to the Company or which affects or may affect adversely the ability of the Company to perform its obligations under this Agreement shall have been instituted or threatened, and there shall have occurred no material adverse development in any suit, proceeding or other action instituted prior to the effective date of the Registration Statement.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c) and (d) shall be revised to reflect the sale of Additional Shares.

         11. Expenses. The Sellers (in proportion to the number of Shares being offered by each of them, including any Additional Shares which the Underwriters shall have elected to purchase) agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction and delivery of any Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

         12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Washington, D.C. shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

         15. Miscellaneous. Except as otherwise provided in Sections 2, 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 1025 15th Street, N.W., Washington, D.C. 20005, Attention:
Ron K. Bailey, President; or (ii) if to the Selling Stockholders, at 1025 15th Street, N.W., Washington, D.C. 20005, Attention: Ron K. Bailey, or (iii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                        Very truly yours,

                                        STRAYER EDUCATION, INC.



                                        By:
                                           ------------------------------------
                                        Each of the Selling Stockholders named
                                        in Schedule I hereto



                                        By:
                                           ------------------------------------
                                           Attorney-in-Fact



                                        By:
                                           ------------------------------------
                                           Attorney-in-Fact

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.

LEGG MASON WOOD WALKER, INCORPORATED


As Representatives of the Several Underwriters

By:  SMITH BARNEY INC.



         By:
            ------------------------
            Director

                                   SCHEDULE I


                            STRAYER EDUCATION, INC.



Part A - Firm Shares

                                                              Number of
         Selling Stockholders                                 Firm Shares
         --------------------                                 -----------
         Ron K. Bailey and Beverly W. Bailey,                 450,000
         as joint tenants with rights of
         survivorship

         Strayer College Education Foundation                 100,000



                                                              -------
                                       Total . . . . . . .    550,000
                                                              -------

                                  SCHEDULE II


                            STRAYER EDUCATION, INC.



                             Number of                        Number of
Underwriter                  Firm Shares      Underwriter     Firm Shares
-----------                  -----------      -----------     -----------
Smith Barney Inc. . . . .

Legg Mason Wood Walker,
 Incorporated . . . . . .




                             Total . . . . .

                                   Exhibit A


                                  Subsidiaries




Strayer College, Inc., a Maryland corporation

Education Loan Processing, Inc., a Virginia corporation